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                                                                    Exhibit 99.1

                           COVER-ALL TECHNOLOGIES INC.
         ANNOUNCES JOHN ROBLIN CONTINUES AS CHAIRMAN, PRESIDENT AND CEO
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FAIRFIELD, NJ - December 27, 2006 - Cover-All Technologies Inc. (OTC Bulletin
Board-COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), announced today that John Roblin and the Company have entered into an employment agreement which provides for John Roblin to continue as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Roblin has served as President, Chief Executive Officer and Director of the Company since 1999 and as Chairman of the Board since 2001.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.
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Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are
trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, delays in productivity programs and new product introductions, and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:

Ann Massey
Chief Financial Officer
973-461-5190
amassey@cover-all.com
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